CONSULTING AGREEMENT

THIS AGREEMENT is made as of October 1, 2015 (the "Effective Date") by and between GOLDLAND HOLDINGS CO., a Delaware corporation (the "Company") and STEPHEN SIMON (the "Consultant").

WHEREAS, the Company, once it is current in all of its filings with the United States Securities and Exchange Commission (the "SEC") pursuant to the Securities Exchange Act of 1934, as amended, will adopt that certain Employees, Directors, and Consultants Stock Plan for the Year 2016 (the "Plan"); and

WHEREAS, immediately following the adoption of the Plan, the Company shall file with the SEC a registration statement on Form S-8, pursuant to the Securities Act of 1933, as amended, in connection with the Plan (the "Registration Statement"); and

WHEREAS, the Plan shall provide for the grant of shares of the common stock (the "Common Stock") of the Company, par value $0.0001 per share (the "Stock Award") to be defined in the Plan; and

WHEREAS, the Company desires to grant Stock Awards to certain individuals as provided in the Plan; and

WHEREAS, all capitalized terms used herein shall have the same meaning to be ascribed to those terms in the Plan; and

WHEREAS, the Company wishes to engage the Consultant to provide advice on marketing and business development on a non-exclusive basis; and

WHEREAS, the Consultant has agreed to provide such services to the Company upon the terms and conditions hereinafter set out;

NOW, THEREFORE, the parties hereto do hereby agree as follows:

1. The Services. In consideration of the Stock Awards to be issued to the Consultant, pursuant to the terms and conditions hereinafter contained, the Consultant hereby agrees that he will provide to the Company the services set forth in Paragraph 2 hereof (such services being hereinafter collectively called the "Services").

2. Scope of the Services. The Consultant will act as a marketing and business development consultant to the Company, subject to extension by mutual agreement in writing. The Consultant shall:

(a) Together with other professional advisers of the Consultant, provide the Company with assistance in marketing and business development (the "Services");

(b) Provide financial data and models to the Company's management and board of directors in connection with the Services;

(c) Regularly report on the status of the Services the Consultant is providing to the Company;

(d) Assist with the Company's due diligence with respect to the Services; and

(e) Perform additional Services related to the foregoing.

3. Representations and warranties by the Consultant. The Consultant, once the Plan has been adopted and he has been furnished with a copy of the Plan and the Registration Statement; he will be deemed to represent and warrant as follows:

(a) The Consultant agrees to be bound by all of the terms to be contained in the Plan;

(b) The Consultant is a natural person;

(c) The Consultant will provide bona fide Services to the Company, from and after the Effective Date;

(d) The Services to be rendered by the Consultant from and after the Effective Date will not be in connection with the offer or sale of securities in a capital-raising transaction, and will not directly or indirectly promote or maintain a market for the Company's securities; and

(e) From and after the Effective Date, the Consultant acknowledges that he does not have any material, nonpublic information with respect to the Company.

4. Compensation. Contingent upon the completion of the Services, the Company will issue the Consultant, as Stock Awards, 1,500,000 shares of the Common Stock, which shares shall be issued pursuant to the Registration Statement, provided that:

(a) The Consultant shall be solely responsible for all tax returns and payments required to be filed with or made to any federal, state or local tax authority with respect to the compensation received in connection with the Consultant's performance of the Services pursuant to this Agreement;

(b) The Consultant agrees to accept exclusive liability for complying with all applicable federal, state and local laws governing self-employed individuals, including, without limitation, obligations such as the payment of taxes, social security, disability and other contributions based on the transactions contemplated by this Agreement; and

(c) The Consultant hereby agrees to indemnify, hold harmless and defend the Company from and against any and all such taxes and contributions, as well as any penalties and interest arising therefrom.

5. Undertakings and Acknowledgments.

(a) The Company will not enter into any agreement, commitment or understanding (whether legally binding or not) with any person which may directly or indirectly affect or be relevant in connection with the Services without previously informing the Consultant.

(b) The Company or any of its affiliates will not publish, or arrange for the publication of, any document or announcement in relation to or having any material effect on the Services, without the prior consent of the Consultant.

(c) Each party agrees that any advice, written or oral, provided by the Consultant to the Company and any information, written or oral, provided by the Company to the Consultant pursuant to this Agreement, will be solely for the purpose of and in connection with the Services and is not to be used, circulated, quoted or otherwise referred to or publicly filed or disclosed for any other purpose, except in each case with the provider's prior written consent.

(d) The Consultant shall comply with any applicable legal or regulatory requirements.

6. Confidentiality. The Consultant undertakes to keep confidential any information which is provided to him by the Company and which is not publicly available and not to disclose such information to third parties, otherwise than in accordance with the Company's prior written instructions. The Consultant agrees not to use any information which is provided to him by the Company other than in connection with the Consultant's performance of the Services unless expressly authorized in writing by the Company. Disclosure will be permitted as required by law or any relevant regulatory authority and the Consultant shall to the extent required by law or any relevant authority, be entitled to disclose any information known to the Consultant, and/or to produce any documents, relating to the Company's business or affairs. Where possible, before making any required disclosure,

the Consultant will use his best efforts to notify the Company to provide the opportunity for the Company to contest such disclosure by lawful means.

7. Indemnity. The Company and the Consultant shall indemnify the other against all claims, actions, proceedings, investigations, demands, judgments and awards (together the "Claims") which may be instituted, made, threatened or alleged against or otherwise involve either of the Company or the Consultant, against all losses, liabilities, damages, costs, charges and expenses (together the "Losses") which may be suffered or incurred by the Company or the Consultant, in connection with or arising out of the Services rendered or duties performed by the Consultant under this Agreement except where the Claims and the Losses have arisen as a result of gross negligence or willful misconduct of the Consultant or of the Consultant's professional advisors or agents.

8. Term. This Agreement, unless renewed or extended in writing by the parties, shall expire 18 months form the date of this Agreement.

9. Time of the Essence. Time is of the essence of this Agreement.

10. Independent Contractor. The parties acknowledge that the Consultant is an independent contractor under this Agreement.

11. Law Governing. All claims regarding this Agreement are governed by and construed in accordance with the laws of the State of Delaware, applicable to contracts wholly made and performed in such jurisdiction, except for any choice or conflict of law principles, and must be litigated in Kent County, Delaware, regardless of the inconvenience of the forum, except that a party may seek temporary injunctive relief in any venue of its choosing.

12. Assignment. This Agreement binds and inures to the benefit of the parties' successors and assigns. This Agreement is not assignable, delegable, or otherwise transferable by the Consultant in whole or in part without the prior written consent of the Company. Any transfer, assignment, or delegation by the Consultant without such consent is invalid.

13. Severability. If any portion of this Agreement is held to be unenforceable, the unenforceable portion must be construed as nearly as possible to reflect the original intent of the parties, the remaining portions remain in full force and effect, and the unenforceable portion remains enforceable in all other contexts and jurisdictions.

14. Notices. All notices, requests and other communications hereunder shall be in writing and shall be deemed to have been duly given at the time of receipt if delivered by hand or communicated by electronic transmission, or, if mailed, three days after deposit in the United States mail, registered or certified, return receipt requested, with postage prepaid and addressed to the party to receive same, if to the Company, addressed to Mr. Paul Parliament at 590 York Road, Unit 3, Niagara On The Lake, Ontario, CANADA L0S 1J0, telephone (716) 803-0621, and e-mail theparliamentcorp@yahoo.ca; and if to the Consultant, addressed to Mr. Stephen Simon at 535 Broad Hollow Road, Suite M-105, Melville, NY 11743 telephone (631) 465-0284 , and e-mail stephen.simon@newtothestreet.com ; provided, however, that if either party shall have designated a different address by notice to the other given as provided above, then any subsequent notice shall be addressed to such party at the last address so designated.

15. Construction. Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular number shall be held to include the plural, and vice versa, unless the context requires otherwise. In addition, the pronouns used in this Agreement shall be understood and construed to apply whether the party referred to is an individual, partnership, joint venture, corporation or an individual or individuals doing business under a firm or trade name, and the masculine, feminine and neuter pronouns shall each include the other and may be used interchangeably with the same meaning.

16. Waiver. No course of dealing on the part of any party hereto or its agents, or any failure or delay by any such party with respect to exercising any right, power or privilege of such party under this Agreement or any instrument referred to herein shall operate as a waiver thereof, and any single or partial exercise of any such right, power or privilege shall not preclude any later exercise thereof or any exercise of any other right, power or privilege hereunder or thereunder.

17. Cumulative Rights. The rights and remedies of any party under this Agreement and the instruments executed or to be executed in connection herewith, or any of them, shall be cumulative and the exercise or partial exercise of any such right or remedy shall not preclude the exercise of any other right or remedy.

18. Invalidity. In the event any one or more of the provisions contained in this Agreement or in any instrument referred to herein or executed in connection herewith shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect the other provisions of this Agreement or any such other instrument.

19. Headings. The headings used in this Agreement are for convenience and reference only and in no way define, limit, simplify or describe the scope or intent of this Agreement, and in no way effect or constitute a part of this Agreement.

20. No Third-Party Beneficiary. Any agreement to pay an amount and any assumption of liability herein contained, express or implied, shall be only for the benefit of the undersigned parties and their respective successors and permitted assigns (as herein expressly permitted), and such agreements and assumptions shall not inure to the benefit of the obligees or any other party, whomsoever, it being the intention of the parties hereto that no one shall be or be deemed to be a third-party beneficiary of this Agreement.

21. Multiple Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or PDF copy shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original, not a facsimile signature.

22. Entire Agreement. This instrument contains the entire Agreement of the parties with respect to the subject matter hereof, and may not be changed orally, but only by an instrument in writing signed by the party against whom enforcement of any waiver, change, modification, extension, or discharge is sought.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GOLDLAND HOLDINGS CO.

By________________________
Paul Parliament, President

____
STEPHEN SIMON, the Consultant